Exhibit 10.15

SENIOR VP COMPENSATION PLAN
2016
Position Title:    Senior Vice President - Troy Rosser
Territory:     United States and Canada

Base Salary $300,000 Per Year*

*$155,000 of the salary will be paid on a pro-rata basis over the year. The remaining $145,000 of salary will be paid in varying amounts throughout the year based upon productivity and sales. That is, the first $145,000 earned under the commission structure below is guaranteed, will be treated as salary, and is included in the base salary of $300,000.

Prorated goals - Goals shall be prorated by the number of months left in the year as of the effective date minus 3 calendar months for the transition period.

Commission Structure:
Add-on Business Sales - Acute EHR, TruBridge, Rycan
Add on business as defined by service line.

•	EHR after 12th month from initial installation

•	TruBridge/Rycan commission and goal credit only applies to the first year of the initial term of the agreement.

Commission percentages: 0.5%

Add-on Business Sales - AHT
Add on business as defined by service line.

•	License Adds do not count towards goal

Commission percentages: 0.5%

New Business - Acute EHR, AHT, TruBridge and Rycan
Profit goal of $29,300,000 for new business sales per year. New business as defined by service line.

•	EHR after 13th month from initial installation

•	TruBridge/Rycan commission and goal credit only applies to the first year of the initial term of the agreement.

Commission percentages: 1% to goal, 1.5% above goal

Payment Default by Client
In the event of a payment default on the part of the client for billed software, hardware or services, all commissions paid on the defaulted items are payable to CPSI and will be deducted from future commissions. In the event partial payment has been received, the commission to be deducted will be prorated based upon the payment amount received.
Post Employment Commission Payment
Commissions will not be paid to any individual who is no longer an employee of the Sales Department of CPSI. This includes those who have resigned or whose employment has been terminated.
In the event of an untimely death while employed in good standing, commissions will be paid under the following criteria to the estate/beneficiary(ies) as listed in the employee’s last will and testament.

1.	Items on order and invoiced within three months of the employee’s passing.

2.	Items invoiced within three months of the initial installation date for new sites that are under contract but not yet installed at the time of the employee’s passing.

Sr. Vice President: /s/ Troy Rosser Date: August 18, 2016

Executive Officer: /s/ Boyd Douglas Date: August 18, 2016

2